Liquidity Services, Inc.(LQDT)
Q3 2017 Earnings Call

Operator: Good day, ladies and gentlemen, and welcome to the Liquidity Services' Q3 Fiscal Year 2017 Earnings Conference Call. At this time, all participants are in a listen-only mode. Later, we will conduct a question- and-answer session and instructions will follow that time. [Operator Instructions] As a reminder, this conference call is being recorded.

I would now like to turn the conference over to Ms. Julie Davis, Senior Director of Investor Relations. Ma'am, the podium is yours.
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Julie Davis
Senior Director-Investor Relations, Liquidity Services, Inc.
Thank you, Brian. Hello and welcome to our third quarter fiscal year 2017 financial results conference call. Joining us today are Bill Angrick, our Chairman and Chief Executive Officer; Jorge Celaya, our Chief Financial Officer; and Mike Sweeney, our Chief Accounting Officer. We will be available for questions after our prepared remarks.

The following discussion or responses to your questions reflect management's views as of today, August 3, 2017 and will include forward-looking statements. Actual results may differ materially. Additional information about factors that could potentially impact our financial results is included in today's press release and in our filings with the SEC, including our most recent annual report on Form 10-K.

As you listen to today's call, we encourage you to have our press release in front of you, which includes our financial results, as well as metrics and commentary on the quarter. During this call, we will discuss certain non- GAAP financial measures. In our press release and our filings with the SEC, each of which is posted on our website, you will find additional disclosures regarding these non-GAAP measures, including reconciliations of these measures with comparable GAAP measures.

We also use certain supplemental operating data as a measure of certain components of operating performance, which we also believe is useful for management and investors. The supplemental operating data includes gross merchandise volume and should not be considered a substitute for or superior to GAAP results.

At this time, I'd like to turn the presentation over to our CEO, Bill Angrick.
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William Paul Angrick
Chairman & Chief Executive Officer, Liquidity Services, Inc.
Thanks, Julie. Good morning, and welcome to our Q3 earnings call. I'll review our Q3 performance and provide an update on key strategic initiatives. Next, Mike Sweeney will provide more details on the quarter. Finally, Jorge Celaya will provide our outlook for the current quarter.

Q3 marked an exciting milestone for the company as we launched our global energy marketplace Network International on our new LiquidityOne e-commerce platform and ERP system. We have already completed several sales events with over 1,000 new registrants and hundreds of new asset listings on the new platform.

Assets already sold on our new platform include vehicles, construction equipment, and a wide range of oil and gas equipment. We currently have over 130 lots of process and production equipment up for bid at our next sales event on the Network International marketplace.

The integration of our remaining legacy marketplaces onto our LiquidityOne platform is underway to aggregate our buyer base and add key functionality for our buyer and seller customers. We anticipate our next marketplace will go live in the fall of 2017.

Although our Q3 consolidated financial results were mixed, we were pleased with the performance of our GovDeals state and local marketplace, which reported record GMV of $75.5 million, up 17.6% year-over-year. We continue to expand the number of clients and geographic reach of this marketplace to new areas such as California and Washington. During Q3, GovDeals sold over 54,000 items for client agency ranging from vehicles, heavy equipment, helicopters, and airplanes.

Our retail supply chain group business continued to grow the top line organically with GMV up 5% year-over-year Our Liquidation.com marketplace saw strong performance and buyer participation, GMV per completed transaction and overall site conversion.

In addition to strengthening our B2B eCommerce channel Liquidation.com, our RSCG team continues to expand our returns in management offerings to solve the needs of both retailers and manufacturers. We are developing new capabilities to expand our work in the processing, handling, refurbishing and smart disposition of product returns, which is well suited to the rapid growth of online retailing which is fueling higher product returns.

Our Capital Assets Group business experienced unexpected headwinds in Q3 due to lower than anticipated sales activity and delays in large asset sales. Our DoD Surplus business suffered from declining volumes of goods received, reduced service fees, a less favorable product mix and complexity associated with managing through changes in the client's organizational footprint and IT system.

Additionally, industrial client activity within our capital assets business is inherently lumpy, driven by plant and factory closures and large asset sales. While we saw less client sales activity among industrial accounts in our Capital Assets Group segment during Q3, overall trends in globalization and innovation are driving the need for our sales channels and services.
The focus of our long-term strategy remains the growth of our commercial and GovDeals businesses supported by investments in our new platform and new service capabilities. We exited the quarter from a strong financial position to pursue our growth initiatives with $114 million in cash and zero debt. In addition to funding our platform investments we intend to invest in new products and services that will enable us to consolidate the large fragmented reverse supply chain industry.

In closing, continued investments in our people, processes and platform will enhance the value we bring to clients and drive our transformation. As we begin to harvest the investments we are making over the next few years, we are excited about the tremendous potential to grow our business. Liquidity Services is committed to driving innovation and significant value creation for our customers and shareholders as we execute our long-term growth strategy.

Now, let me turn it over to Mike for more details on Q3 results.
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Michael E. Sweeney
Chief Accounting Officer & Vice President, Liquidity Services, Inc.
Thanks, Bill. Before commenting on our third quarter results, I'd like to point out there is a new section in the earnings release for segment results. Previously, we presented one reportable segment and we're now providing operating results in three reportable segments. And they are GovDeals, Capital Assets Group or CAG, and Retail Supply Chain Group or RSCG.

So, as Bill noted, we finished the third quarter of fiscal 2017 within the company's guidance range for non-GAAP diluted EPS, GAAP net loss, GAAP diluted EPS, and non-GAAP adjusted EBITDA. Results were below the company's guidance range for GMV.

Next, I'll comment on our third quarter results with comparison to their prior year period. GMV decreased 10% or
$17.7 million to $260.9 million due to a decrease of 34% or $28.3 million in our Capital Assets Group or CAG segment, partially offset by increases of 18% or $11.3 million in our GovDeals segment and of 5% or $1.5 million in our Retail Supply Chain Group or RSCG segment.

Total revenue decreased $19.7 million or 23% to $65.5 million and was the result of decreases in our CAG and RSCG segments partially offset by an increase our GovDeals segment. Revenue from our CAG segment was down $19.8 million or 37% due to lower volume and lower service revenue related to our DoD Surplus contracts as well as decreases in revenue within both our commercial, industrial and energy verticals, partially offset by an increase in revenue related to our DoD Scrap contract.

While GMV increased in Q3 for our RSCG segment, revenue was down $0.3 million or 1% as a result of a change from purchase to consignment model of a key account. GovDeals revenue increased 16% or $1 million due to an increase in the number of new sellers and additional sales volume from existing clients. Cost of goods sold decreased $8.9 million or 23% to $30.4 million from $39.3 million, primarily due to decrease in transaction within the industrial vertical of CAG segment and a decrease in the cost of sales related to our Surplus contract also within the CAG segment, thus significant decreases are attributable to our exit of certain Truckcenter operation this year. These decreases are partly offset by an increase of cost of goods sold due to an inventory evaluation reserve of $1.9 million recorded in our IronDirect business during the third quarter of fiscal 2017.

Cost of goods sold increased to 46.4% of revenue from 46.1% in the prior year. Client distributions increased $2.5 million or 93% to $5.2 million driven by the increase in the amount of distributions payable for the DoD under the new terms of the Scrap contract. As a percentage of revenue, distributions increased to 7.9% from 3.1%.

Technology and operations expenses decreased $2.9 million or 13%. Staff cost and non-labor operational cost were down year-over-year. As a percentage of revenue, technology and operations expenses increased to 30% from 27% in the prior year. Sales and marketing expenses decreased $1.7 million or 17% primarily from a decrease in staff-related costs. As a percentage of revenue, sales and marketing expenses increased to 13% from 12% in the prior year.

General and administrative expenses decreased $0.2 million or 2% and as percentage of revenue G&A expense increased to 13% from 11% in the prior year. Provision for income taxes increased $0.06 million to an expense of
$0.04 million for the quarter due to evaluation allowance charge and in the impacts to foreign state and local taxes and permit tax adjustments. Net loss increased $8.5 million to a negative $8.6 million. Adjusted net loss increased
$9.1 million from $2.1 million in adjusted net income in the prior year to $7 million adjusted net loss this year.

Adjusted EBITDA was a loss of $5.2 million in Q3 fiscal 2017 compared to a profit of $4.8 million in the prior year. This drop was mostly due to the year-over-year decreases in revenue in our CAG segments DoD contracts related to the wind down of our old Surplus contracts and higher costs of our new Surplus and Scrap contracts plus fee revenue declines for certain services we provide for the DoD under our Surplus contracts.

In addition, we experienced lower activity in volumes of assets for sale in our CAG segments Commercial Industrial business. The inventory valuation adjustment at IronDirect as well as higher lot project cost also contributed to the year-over-year change.

Diluted loss per share increased to negative $0.27 from breakeven in the prior year and adjusted diluted loss per share increased to negative $0.22 from $0.07 in the prior year, based on approximately $31.5 million diluted weighted average shares outstanding.

For the nine months ended June 30, 2017, Liquidity Services used $14.3 million of net cash for operating activities compared to net cash provided of $38.6 million in the prior year third quarter. The $52.9 million decrease in cash provided by operating activities between periods was attributable to the $34.7 million recognized in fiscal 2016 related to the recovery of prior year income taxes as well as the greater loss in fiscal 2017.

We continue to have a strong debt free balance sheet at June 30, 2017. We have a cash balance of $114 million, current assets of $155 million, total assets of $232 million and $77 million in working capital. Capital expenditures during the quarter were $2.3 million. We expect capital expenditures for FY 2017 to be between $7 million and $9 million.

I'll now turn it over to Jorge for the outlook on the next quarter.
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Jorge A. Celaya
Chief Financial Officer & Executive Vice President, Liquidity Services, Inc.
Good morning, everyone. We are well positioned with our cash on-hand and the successful launch of our Network International energy vertical marketplace to advance our long-term strategy growth and transformation plan to deliver integrated e-commerce marketplace solutions, that manage, value and sell inventory and equipment for business and government clients.

In Q3, we ramped up our project teams to ensure the successful launch of the Network International marketplace on our LiquidityOne e-commerce platform, and have completed multiple auction sales events with healthy participation from both active and new buyers. We are also encouraged by continued record growth in our GovDeals segment and have added resources to accelerate our seller self-service offering, one that GovDeals so successfully executes. And now two commercial clients and to leverage this for our RSCG segment's self-service business.

The RSCG segment has returned to year-over-year consecutive growth on a year-to-date basis, another encouraging sign in advance of our recent investment in our new LiquidityOne based returns management tools being deployed in the market.

As we near the end of our fiscal year 2017, we are focused on, one, the continued implementation of our new e- commerce platform across our other marketplaces to combine and leverage our buyer base while providing a better user experience.

Two, the design and roll-out of new services including self-service for commercial clients, and enhance the returns management services for our retail clients, which we anticipate will position us to continue to grow our GMV and service revenue activity as well as streamline processes, create efficiencies, and drive improved margins over time.

And, three, position our CAG segment sales activities to take better advantage of the pipeline of both consignment and principle deal flow and the international capabilities of our platform, which remains a competitive advantage to the Fortune 500 clients our capital assets group segment serves.

Our fourth quarter guidance anticipates year-over-year comparatively stabled GMV performance. As previously delayed large industrial asset sales in our CAG segments and seller growth in our GovDeals segment are expected to have a positive impact on Q4 offsetting lower volumes and service fees within our DoD Surplus contracts within our CAG segment.

Although areas of expected top line improvement are anticipated to yield positive fall through, bottom line results are anticipated to be comparatively down year-over-year as; One, our DoD Surplus and Scrap contracts have now transitioned to new pricing terms and we have also completed the sell through of backlog Surplus property acquired under the old and more favorable terms.

Two, service fee revenue in our DoD Surplus contract will decline further this quarter. Three, IT and project management costs related to our various LiquidityOne transformation initiative are higher. And four, we experienced the impact of re-pricing with a large client contract in our RSCG segment that is, however, expected to yield better results over the course of the contract.

We anticipate our LiquidityOne IT project expense to be as indicated last quarter on the high end of our $2 million to $3 million range reflecting the full impact of resources being deployed and as we accelerate the preparation of our next marketplaces and service offerings for go live on our new e-commerce platform.

Management's guidance for the next fiscal quarter is as follows. We expect GMV for Q4 of 2017 to range from
$145 million to $165 million. A GAAP NetLloss is expected for Q4 2017 in the range of negative $11.5 million to a negative $8.5 million, with a corresponding GAAP loss per share for the fourth quarter of 2017 ranging from negative $0.37 to a negative $0.27.

We estimate non-GAAP adjusted EBITDA for Q4 of 2017 to range from a negative $8 million to a negative $5 million. A non-GAAP adjusted loss per share is estimated for Q4 of 2017 in the range of negative $0.32 to a negative $0.22. This guidance also assumes that we have diluted weighted-average shares outstanding for the quarter of approximately $31.4 million.

We will now take your questions.
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QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] Our first question comes from the line of Gary Prestopino from Barrington Research. Sir, your line is now open.
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Gary Frank Prestopino
Analyst, Barrington Research Associates, Inc.
Hey. Good morning, everyone. Hey, Bill, could you – a lot of moving parts here, but could you maybe just tell us which marketplaces are on the new system right now? I believe you put the business you bought down in North Carolina on the platform and now Network International, is that correct?
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William Paul Angrick
Chairman & Chief Executive Officer, Liquidity Services, Inc.
That's correct. Network is really a more substantial release as it relates to the size of the marketplace. The international scope of the buyers and sellers and the fact that there is a full frontend and backend integration among both the e-commerce marketplace platform and the backend tools, the Lot and Load Property and the financial ERP system.
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Gary Frank Prestopino
Analyst, Barrington Research Associates, Inc.
Right. Okay. So, as I look at this and the way you segmented this reporting is great now. It makes it a lot clearer as far as I'm concerned, but all of these other markets like individually like GovDeals, AuctionDeals, GoIndustry, DoveBid, et cetera, all the ones that are underlined, those are each individual markets that have to be transitioned on LiquidityOne?
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William Paul Angrick
Chairman & Chief Executive Officer, Liquidity Services, Inc.
That's correct. I think the key takeaway is that we can consolidate the applications that support the frontend e- commerce marketplace platform where transactions occur. Our customer management or CRM tools, our inventory management tools, and our financial consolidation with these unified systems. However, we retain the option to render multiple brands on the same platform. So that's the powerful flexibility that we have. So I would imagine over time, our marketing team will look very closely at the benefits of vertically focused brands versus unifying brands on the buyer side, Gary.
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Gary Frank Prestopino
Analyst, Barrington Research Associates, Inc.
Well, I guess what I'm getting at and maybe I'm wrong with this, but it was my understanding that by the end of fiscal 2018 this would all be done. And it's seems like you still got a lot to do here. But I guess the question I have is, if you get – once you get Network International hooked up, does it make it easier since you've done that to get the other three or four marketplaces under the commercial banner hooked up?
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William Paul Angrick
Chairman & Chief Executive Officer, Liquidity Services, Inc.
Clearly there is the – it does, and there's a onetime setup cost of creating an ERP system, the Customer Management System, doing the extensive work to prepare the project management and go live processes that we have now completed with Network International. So, that makes the subsequent releases more easy to conduct relative to the first release. And so, I think you'll see the cadence of go live activity pick up as we move forward.
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Gary Frank Prestopino
Analyst, Barrington Research Associates, Inc.
Okay. And I got cut off on the call, so I didn't hear all of it, but did you give any vision into what is the next market that you're hooking up?
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William Paul Angrick
Chairman & Chief Executive Officer, Liquidity Services, Inc.
We anticipate fall of this year to be the next marketplace. We have some options that we're still considering as to which brand we'll transition. So, we don't have an announcement at this time.
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Gary Frank Prestopino
Analyst, Barrington Research Associates, Inc.
Okay. Thank you.
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Operator: [Operator Instructions] Our next question comes from the line of Colin Sebastian from Robert Baird. Sir, the line is now open.
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Colin Alan Sebastian
Analyst, Robert W. Baird & Co., Inc. (Broker)
Thanks, and good morning. Bill, on the retail supply chain, you mentioned the shift to online shopping as a tailwind in that segment. I wonder if you're able to break out the portion of the seller base or volume perhaps in the segment that originates from the online retail channel?

And then, secondly, I wasn't sure – I may have missed this in the call, but could you quantify the impact that the delay in large sales on the industrial business, will it show up in the fiscal fourth quarter volume? Thank you.
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William Paul Angrick
Chairman & Chief Executive Officer, Liquidity Services, Inc.
So, I'll take the first question, and then Jorge can address the guidance. Colin, really the entire retail supply chain business rests on businesses that have significant online retail presence, and whether it's omni-channel operations or in some cases we have emerging businesses that are native online since inception.
Unquestionably, what drives that part of our business is the online retail activities of the client base.

With regard to the capital assets business, these multinational companies are often undertaking significant business wind-down operations tied to their strategic supply chain decisions opening and closing plants production factories and some of those business wind-down activities not withstanding our best planning can shift based on company's strategic decisions outside of our control.

We do expect some uptick in that business in Q4 related to some of the delays also understand that August for many parts of our geographic markets are really a slow time especially in Europe. And so, we normally have a seasonal wall for a good portion of the September quarter. Anything to add Jorge?
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Jorge A. Celaya
Chief Financial Officer & Executive Vice President, Liquidity Services, Inc.
So, yeah. the biggest impact as I think Mike covered in his opening remarks is that the commercial business of the capital assets group really, excluding the DoD, that is certainly having a negative impact still and will have a negative impact year-over-year in the fourth quarter. The capital commercial – the capital assets group commercial business was the biggest impact, when you look at it versus our guidance or versus year-over-year.

As we go into the fourth quarter and as Bill said, with a slow August, trying to get a lot of those delayed industrial sales pipelines executed in September is what we're looking for and as that all – as it comes to fruition I think we're going to be more or less in line to what we were last year. So, not to be too specific, but we are hoping that, in our guidance that, the CAG commercial comes back to where we thought we were going to be here in the first place in the third quarter.
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Colin Alan Sebastian
Analyst, Robert W. Baird & Co., Inc. (Broker)
Thank you.
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Operator: And our next question comes from the line of Dan Kurnos from Benchmark. Sir, your line is now open.
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Daniel L. Kurnos
Analyst, The Benchmark Company, LLC
Great. Thanks. Good morning and I apologize if you addressed this earlier. Just in terms of the LiquidityOne transformation, now that you've got a couple of marketplaces live I know that – you know Network International was recent. How are you thinking about – obviously, Bill, you've talked a lot about sort of the opportunity here from a sort of customer perspective from a cross-sell perspective, how are you now pitching sort of the cross-sell opportunity? Are you starting to orient people to think about things differently?

Obviously, fall will give you another sort of leg to the stool, as it were, to continue consolidating, but have you made a lot of the up-front decisions to get people one log-in, this is where we're at. And how are you sort of handling the transition as you guys continue to roll out marketplaces?
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William Paul Angrick
Chairman & Chief Executive Officer, Liquidity Services, Inc.
So, from a client perspective, what we enable is cross-border commerce on a single platform ability to tap not only the existing base of 3 million registered buyers, but quickly targeting multiple segments of those buyers whether it's an industrial buyer for biopharma equipment or electronics manufacturing equipment, inventory, not only retail supply chain goods, but you'll see many of our government sellers have a variety of finished goods they need to sell.
And so, the idea is that we want to make it easy for clients to access that liquidity using, yes, a single sign-on, my account tools, post-sale analytics reports, moving our systems to the cloud and allowing the sellers to log-in and self-serve will be increasingly an opportunity for us. We have a robust self-service business today. Most of that occurs with state and local agencies that are physically all over, both rural and urban locations. We're now north of the border in Canada. So, we feel we have, over time, a great engine to help clients access all or some of our services, use our business as a self-service application to access our buyer base, reporting on the value of what they're selling. And I think that's a great value proposition for sellers.

For buyers, it's simply removing any friction from finding and buying well-priced goods that are in many cases very valuable, that have been well maintained by Fortune 1000 sellers all over the world, and having that aggregated set of asset listings available to our buyers. Over time, we believe we'll unlock higher sales value realization which ultimately drives higher GMV and creates an operating leverage in our model since we share that upside created with our seller clients.

So, lot of opportunity over time. Obviously, it's all about execution, and we want to make sure that we execute with well-thought-out roll our plans. And the Network International launch evidences that the team thought carefully about the communication with our buyers. We didn't have any interruption of service, we've got a lot of participation happening on the current live events and we're seeing good feedback from the buyer base and the seller base with this most recent launch.
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Daniel L. Kurnos
Analyst, The Benchmark Company, LLC
Got it. That's helpful. And then just a quick clarification, Jorge, just on the Q4 guide. It's sounds like excluding the CAG delays, you would be kind of flattish with last year, so it's really just the – it's really just that that's kind of driving the year-over-year down midpoint GMV, because we thought we – you've got some traction there, that's that really the only call out?
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Jorge A. Celaya
Chief Financial Officer & Executive Vice President, Liquidity Services, Inc.
Well, the main thing that is driving the fourth quarter – the fiscal fourth quarter, our guidance, year-over-year drag is the DoD contracts both the Scrap contract that we renegotiated and it's not having the impact, and also the Surplus contract.

So, the Surplus contract is on multiple fronts, that's having this drag. It's having a drag on the type of inventory that we're being given to sell, the returns that we're able to get on those products that we're trying to sell, the services that we're trying to provide now have a pretty significant downward pleasure on our fee revenue that we've been having so far and it's going to continue to do so, and just overall the pricing.

So, it's a tough contract, the Surplus contract which has continued and into the fourth quarter we'll continue to have some downward pressure if it – if you were to exclude that, yes, you know our businesses are either being consistent with the last year or slightly up. As you know, GovDeals continues to just be stellar performance which is one of the reasons I mentioned in the opening remarks.

But our investments in LiquidityOne, the transformation initiative we're accelerating and investing more and maybe faster in our seller self-service aspect of that, so that we can take what they've been executing so well on in the local government, municipal space and local government space, and expanding that into the commercial space where would be the capital assets, commercial space for commercial clients or even the retail space which we do some self-service, but we can certainly leverage what we do so successfully in GovDeals and try to accelerate that growth.

But we need, common system, common market places and then we're able to really put out a common strategy to help try to accelerate more holistically our seller self-service business. So, you know these thinks take a little time because we need to get those platforms kind of in place and then the marketing and sales come right after it. As it's just a different model that you can see. We've always been indicating, it's a very nice model to have.

So, that's kind of how we're looking at it, it's very lumpy on the capital assets business. The commercial, the non- DoD part as we've said. But we're trying to manage through that, whether they be on the principle side or even the or even the consignment front.
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Daniel L. Kurnos
Analyst, The Benchmark Company, LLC
Okay. That's super helpful. I'll follow up with some more just the housekeeping stuff offline. Thanks, guys.
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Jorge A. Celaya
Chief Financial Officer & Executive Vice President, Liquidity Services, Inc.
Okay.
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Operator: Our next question comes from the line of Gary Prestopino from Barrington Resource. Sir, your line is now open.
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Gary Frank Prestopino
Analyst, Barrington Research Associates, Inc.
Yeah. Just a follow-up, in terms of some of the sluggishness in the CAG segment, was that in the energy or industrial trucks, where was that really felt in the quarter?
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William Paul Angrick
Chairman & Chief Executive Officer, Liquidity Services, Inc.
So, I think it was across the board.

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Gary Frank Prestopino
Analyst, Barrington Research Associates, Inc.
Okay.
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Jorge A. Celaya
Chief Financial Officer & Executive Vice President, Liquidity Services, Inc.
The energy was probably I would say, it's just being a little more sluggish in terms of growth than we have been anticipating. But I would say that beyond that, the bigger effect on our expectations for the third quarter was really these big projects that Bill mentioned, where there are industrial projects, time closures and the like that to some extent they're beyond our control and they get delayed. So, I think it's across the board, but we did have a maybe a slightly more impact on the industrial side.
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Gary Frank Prestopino
Analyst, Barrington Research Associates, Inc.
Yeah. All right. And then, I realized it's early with the Network International. It's only been on there for a short time, but Bill you mentioned the feedback has been pretty positive. So, maybe could you just cite maybe the top two or three things that the users are saying about the new site versus the old method?
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William Paul Angrick
Chairman & Chief Executive Officer, Liquidity Services, Inc.
Well, consider that marketplace had not been updated in over a decade, so the first thing one realizes is that we now have a responsive design on the site. So, whether you're looking at it from a mobile device, an iPad or a desktop, you finally have responsive design on that site. So, that's huge. I think some of the basic features of the design allow it to improve organic traffic. There's better indexing of every item sold, not only within the site search engine, but it's much easier to be picked up by major search engine. So that over time drives better monetization of buyers, better site conversion.

The ability to access through a single My Account to all of your reports online, that's a benefit. Visibility to do a variety of automatic alerts as to the specific product categories, manufacturer tags, condition, location. We have a filtering system that allows people to isolate what their looking for by location, make, model, and other criteria.

And Gary, I think the other important point is that we're now in an agile footprint with this new platform so that we can take this prior feedback and take the most impactful feedback, prioritize it and then have continuous releases to the system. So, whereas before, we really weren't in an agile footing, we're in more of a waterfall footing, the product releases might be every – a couple of years. Now, we're doing it in a matter of weeks and months. So, that the rate of improvement is much greater.

So, I think philosophically, that's a much better place to be in terms of maintaining a web-based platform.
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Jorge A. Celaya
Chief Financial Officer & Executive Vice President, Liquidity Services, Inc.
And, Gary, this is Jorge again. In your earlier question, when you first asked, one of the topics was how does this impact the rest of the sites and the rollout, and Bill was talking about how the clip of rolling out marketplaces should get faster, which is true because once you get the first one, I don't know if it's 60/40 rule or 70/30 rule or 80/20 rule, but there is some rule that we've got a long ways there. Now, the rest are incrementally coming.

But something that I mentioned in my opening remarks that I hope it's maybe so obvious that sometimes it gets lost in the shuffle, is that, over the long run, and I don't know what that is, is i t 2019, 2020, but over the long run, when you get all of these marketplaces on the same platform, it allows us the capability, as Bill indicated, some consolidation of marketplaces that it allows us to do the cross listing not just by type of buyers, where GovDeals buyers are the ones that's either GovDeals assets and so forth.

But I mentioned in my opening remarks about being able to leverage our buyer base, and it's about eyeballs, right? So, if we have all these marketplaces where people have to go to one, then the other and the other, and now they have the ability, as we go forward, to find specific types of products that we're selling and show the totality of what we sell to our different – to our buyers across the board rather than segment them by where they think the particular seller type is from. I think it could be a tremendous just plus in terms of the chicken and the egg, right? You get these buyers and you're going to get more activity, you're going to get more sellers.

So how you quantify that in the long run, you know it's hard to do. I mean, we model it to death, but really speaking, I think we can all intuitively believe that that is going to be a huge plus in our ultimate goal, right? Which is to have the ability to leverage our single platform across to – for all our buyers to see and to provide better functionality for our sellers.
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Gary Frank Prestopino
Analyst, Barrington Research Associates, Inc.
Okay. Thank you for that. And then, do you plan on these segment results, which is very insightful, could you possibly give us that by quarter for all of fiscal 2016 and in Q1 and Q2 of this year? Are you going to put that up?
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Jorge A. Celaya
Chief Financial Officer & Executive Vice President, Liquidity Services, Inc.
Well, we file our K, the way that this is going to work is that when we file our K, we will put out a three-year history. And we're still now considering – I'm tending to lean to what you asked, which is the quarter, because you're going to ask me anyway, right? The quarterly for 2016 and 2017 at that time, but that's something that we're still kind of going through.
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Gary Frank Prestopino
Analyst, Barrington Research Associates, Inc.
Okay. So, we'll get it when?
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Jorge A. Celaya
Chief Financial Officer & Executive Vice President, Liquidity Services, Inc.
It won't be now.
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Gary Frank Prestopino
Analyst, Barrington Research Associates, Inc.
Okay.
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Jorge A. Celaya
Chief Financial Officer & Executive Vice President, Liquidity Services, Inc.
It will be in a couple of months when our K comes out.
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Gary Frank Prestopino
Analyst, Barrington Research Associates, Inc.
Okay. Thank you.
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Operator: And this concludes our Q&A session. And I would now like to turn the call back to Julie Davis for any further remarks.
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Julie Davis
Senior Director-Investor Relations, Liquidity Services, Inc.
Thank you to everyone or your participation on today's call. We will be available for follow-up questions later today and next week. Thank you.
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Operator: Ladies and gentlemen, thank you for participating in today's conference. This concludes today's program and you may now disconnect. Everyone, have a great day.